Exhibit 99.1

News Release

Contact:	Garland W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL ANNOUNCES

FIRST QUARTER 2004 RESULTS

Newport Beach, California – April 22, 2004 - United PanAm Financial Corp. (Nasdaq:UPFC) today announced results for its first quarter ended March 31, 2004.

For the quarter ended March 31, 2004 the Company reported net income of $4.8 million, compared to net income of $3.9 million for the same period a year ago for a 23% increase over 2003. The results for the first quarter of 2003 included an after tax gain of $425,000 on the disposition of all remaining assets related to mortgage operations. On a diluted share basis, the Company reported $0.25 per diluted share for the first quarter 2004 compared to $0.22 per diluted share for the same period during 2003. The results for the first quarter of 2003 included an after tax gain of $0.02 per diluted share on the disposition of all remaining assets related to mortgage operations.

Net interest income for the first quarter of 2004 rose 68% to $25.7 million from $15.2 million in the first quarter of 2003.

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The Company purchased $150 million of gross auto loans, including unearned interest, during the first quarter 2004, representing a 42% increase over the first quarter of 2003. Auto loans outstanding totaled $440.8 million at March 31, 2004; a 37% increase over March 31, 2003. The growth in auto loans is the result of the planned expansion of the branch network and portfolio growth at the branch level. During the first quarter of 2004, the Company opened 4 new auto loan branches bringing our total to 74 branches in 26 states. The Company will continue its philosophy of controlled expansion of the auto finance branch network, opening an additional 12 branches before year-end for a total of 16 for the year.

Delinquency over 30 days amounted to 0.48% of auto loans at March 31, 2004 compared with 0.54% at March 31, 2003. Delinquency and total repossessions over 30 days amounted to 0.8% of auto loans at March 31, 2004, compared with 1.0% at March 31, 2003.

The annualized quarterly net charge off rate was 5.38% for the first quarter of 2004, compared with 5.73% for the comparable 2003 period. The 2003 amount includes the recovery of $536,000 from sales tax on California repossessions from prior years. Without this recovery the net charge off rate for the first quarter of 2003 would have been 6.41%.

“The first quarter of 2004 was another record quarter for the Company with auto receivables continuing the controlled growth of over 30% in outstandings, while at the same time portfolio quality continued to improve.” said Guillermo Bron, Chairman. “Also, during the first quarter of 2004, we announced our intention to exit the federal thrift charter due to increasing regulatory requirements associated with financing our non-prime automobile receivables with insured deposits. We are in the process of selecting among financing and other alternatives available to the Company.”

United PanAm Financial Corp., a specialty finance company, originates and acquires for investment retail automobile installment sales contracts and insurance premium finance contracts. Its principal operating units include Pan American Bank, FSB, the largest Hispanic-controlled savings association in California, with $526 million in deposits at March 31, 2004, United Auto Credit Corporation with 74 branch offices in 26 states, and the insurance premium finance division, which is the largest non-insurance provider of financing for insurance premiums in California

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Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, such factors as the impaired or limited credit history of the Company’s borrowers, the availability of additional financing, rapid growth of the Company’s business, the reliance on the Company’s systems and controls and key employees, competitive pressure we face in the banking industry, fluctuations in market rates of interest, general economic conditions and other risks, certain of which are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

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Editors Note: Three pages of selected financial data follows.

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United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands)	March 31, 2004	December 31, 2003
Assets
Cash and due from banks	$7,981	$8,376
Short term investments	44,702	5,833

Cash and cash equivalents	52,683	14,209
Securities available for sale, at fair value	1,115,915	1,202,444
Loans	478,574	440,992
Less unearned discount	(17,857)	(14,368)
Less allowance for loan losses	(21,347)	(20,384)

Loans, net	439,370	406,240
Premises and equipment, net	3,265	3,163
Federal Home Loan Bank stock, at cost	11,563	11,563
Accrued interest receivable	10,732	9,849
Other assets	21,242	23,248

Total assets	$1,654,770	$1,670,716

Liabilities and Shareholders’ Equity
Deposits	$526,030	$498,389
Repurchase Agreements	1,004,536	1,052,205
Accrued expenses and other liabilities	5,237	6,795
Subordinated debenture/Trust preferred securities	10,300	10,000

Total liabilities	1,546,103	1,567,389

Common stock (no par value):
Authorized, 30,000,000 shares Issued and outstanding 16,132,758 at March 31, 2004 and 16,100,204 at December 31, 2003	66,306	66,109
Retained earnings	41,884	37,089
Unrealized gain on securities available for sale, net	477	129

Total shareholders’ equity	108,667	103,327

Total liabilities and shareholders’ equity	$1,654,770	$1,670,716

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United PanAm Financial Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)	Three Months Ended March 31,
	2004	2003
Interest Income
Loans	$27,076	$16,803
Short term investments	5,074	3,714

Total interest income	32,150	20,517

Interest Expense
Deposits	3,519	3,692
Repurchase Agreements	2,859	1,596
Subordinated debenture	120	—

Total interest expense	6,498	5,288

Net interest income	25,652	15,229
Provision for loan losses	6,714	535

Net interest income after provision for loan losses	18,938	14,694

Non-interest Income
Services charges and fees	256	230
Loan related charges and fees	86	92
Gain on sale of securities	499	—
Other income	438	898

Total non-interest income	1,279	1,220

Non-interest Expense
Compensation and benefits	7,713	6,011
Occupancy	1,243	1,031
Other	3,206	2,279

Total non-interest expense	12,162	9,321

Income before income taxes	8,055	6,593
Income taxes	3,260	2,683

Net Income	$4,795	$3,910

Earnings per share-basic:
Net Income	$0.30	$0.25

Weighted average shares outstanding	16,118	15,868

Earnings per share-diluted:
Net Income	$0.25	$0.22

Number of shares used in fully diluted calculations	19,153	17,796

United PanAm Financial Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(Dollars and shares in thousands)	At or For the Three Months Ended
	March 31, 2004	March 31, 2003
Automobile Finance Data
Gross contracts purchased	$150,351	$106,239
Contracts outstanding	440,835	322,446

Allowance for credit losses to gross loans	4.79%	5.43%
Unearned discount on loans to gross loans	4.05%	1.21%

Annualized net charge-offs to average contracts (1)	5.38%	5.73%
Delinquencies (% of net contracts)
31-60 days	0.32%	0.36%
61-90 days	0.09%	0.11%
90+ days	0.07%	0.07%

Insurance Premium Finance
Loans originated	$27,324	$24,450
Loans outstanding end of period	37,691	34,881
Allowance for loan losses	245	222
Annualized net charge-offs to average loans (1)	0.37%	0.42%
Allowance for credit losses to total loans	0.65%	0.64%

Other Data
Return on average assets (1)	1.15%	1.51%
Return on average shareholder equity (1)	18.17%	17.31%

Retail deposits	$321,714	$315,305
Brokered deposits	204,316	155,726
Weighted average interest rates on deposits	2.51%	3.13%

Consolidated capital to assets ratio	6.57%	7.81%
Pan American Bank capital ratios:
Tangible	6.48%	6.91%
Core	6.48%	6.91%
Risk-based	17.41%	16.81%

Weighted average shares outstanding	16,118	15,868
Additional shares included for fully diluted calculations	3,035	1,928

Number of shares used in fully diluted calculations	19,153	17,796

(1)	Quarterly information is annualized for comparability with full year information